QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 4.2

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

THIS WARRANT MAY BE REDEEMED BY THE COMPANY IN ACCORDANCE WITH SECTION 10 HEREOF.

PHYSIOMETRIX, INC.

STOCK PURCHASE WARRANT

        THIS CERTIFIES that «Name» (the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date of this Warrant and on or prior to December 5, 2008 (the "Expiration Date"), but not thereafter, to subscribe for and purchase, from PHYSIOMETRIX, INC., a Delaware corporation (the "Company"), up to a number of shares of the Company's Common Stock (the "Shares") equal to fifty percent (50%) of the shares of the Company's Common Stock purchased by the Holder pursuant to the Common Stock and Warrant Purchase Agreement dated December 2, 2003 by and between the Company and the Purchasers listed on Exhibit A thereto (the "Purchase Agreement"). The "Exercise Price" per Share shall be $1.82, which is one hundred ten percent (110%) of the Purchase Price of a Purchased Share pursuant to Section 1(b) of the Purchase Agreement (as such terms are defined in the Purchase Agreement). The purchase price of this Warrant shall be $0.001 per each Share for which this Warrant is exercisable (the "Warrant Purchase Price") This Warrant is one of the Warrants issued pursuant to the Purchase Agreement (collectively, the "Warrants"). All terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

        1.     Exercise of Warrant.

          (a)   Unless earlier terminated under Section 7, the purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part at any time after the date hereof and before the close of business on the Expiration Date, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company in an amount equal to the Exercise Price of the shares thereby purchased); whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased. Notwithstanding the foregoing, in the event that a proposed exercise of this Warrant by the Holder hereof causes such Holder's "beneficial ownership" (as such term is defined in Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended) to exceed twenty percent (20%) or more of either (i) the outstanding shares of the Company's Common Stock (the "Outstanding Shares"), or (ii) the combined voting power of the outstanding voting securities of the Company (the "Outstanding Voting Shares"), the Warrant shall only be exercised as to the number of Shares that will result in the Holder's beneficial ownership being less than 20% of the Outstanding Shares and the Outstanding Voting Shares, unless and until the issuance of the Warrants is approved by the stockholders of the Company in accordance with the rules and regulations of the Nasdaq Stock Market. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant in accordance with this Section 1(a), the Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid. Certificates for Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

          (b)   The Company covenants that all Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

        2.     Net Exercise. In lieu of cash exercising this Warrant, the Holder of this Warrant may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the Notice of Conversion annexed, in which event the Company shall issue to the Holder hereof a number of Shares computed using the following formula:

Y (A - B)
X =	A

      Where:

      X — The number of Shares to be issued to the Holder of this Warrant.

      Y — The number of Shares purchasable under this Warrant.

      A — The fair market value of one Share.

      B — The Exercise Price (as adjusted to the date of such calculations).

        For purposes of this Section 2, the fair market value of a Share shall mean the average of the closing bid and asked prices of Shares quoted in the over-the-counter market in which the Shares are traded or the closing price quoted on any exchange on which the Shares are listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the Shares are not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per Share that the Company could obtain from a willing buyer for Shares sold by the Company from authorized but unissued Shares, as such prices shall be determined in good faith by the Company's Board of Directors.

        3.     No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each Share may be purchased hereunder shall be paid in cash to the Holder.

        4.     Charges, Taxes and Expenses. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

        5.     Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

        6.     Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

        7.     Early Termination and Dilution.

          (a)   Early Termination on Merger, etc. If at any time the Company proposes to merge with or into any other corporation, effect a reorganization, or sell or convey all or substantially all of its assets to any other entity in a transaction in which the stockholders of the Company immediately before the transaction own immediately after the transaction less than a majority of the outstanding voting securities of the surviving entity (or its parent), then the Company shall give the Holder twenty (20) days notice of the proposed effective date of the transaction and, if the Warrant has not been exercised by the effective date of the transaction, the Warrant shall terminate.

          (b)   Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number or securities or any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section.

          (c)   Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of combination, in both cases by the ratio which the total number of such securities to be outstanding immediately after such event bears to the total number of such securities outstanding immediately prior to such event.

          (d)   Cash Distributions. No adjustment on account of cash dividends or interest on the Shares or other securities purchasable hereunder will be made to the Exercise Price under this Warrant.

        8.     Restrictive Legend. The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the same form and manner as any legend stamped or imprinted on the shares of the Company's Common Stock sold pursuant to the Purchase Agreement, as provided therein.

        9.     Rights of Stockholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

        10.   Redemption.

          (a)   The Company may, on thirty (30) days prior written notice, redeem all of the Warrants at a redemption price equal to the Warrant Purchase Price; provided, however, that before any such call for redemption of the Warrants can take place, the average closing sale price of the Shares as reported on the Nasdaq National Market, Nasdaq Small-Cap Market or the Over-the Counter Bulletin Board (whichever of the foregoing shall represent the principal trading market for the Company's Common Stock at the time of such redemption call) shall equal or exceed three (3) times the Exercise Price (subject to adjustment for stock dividends, splits, combinations and similar events) for any twenty (20) consecutive trading days ending on the trading day prior to the date the notice contemplated by paragraphs (b) and (c) below are given. Notwithstanding the foregoing, this Warrant may only be redeemed in accordance with this Section 10 if this Warrant is exercisable in accordance with Section 1(a) hereof.

          (b)   In case the Company shall exercise its right to redeem all of the Warrants, it shall give or cause to be given notice to the registered holders of the Warrants, by mailing to such registered holders, a notice of redemption in accordance with Section 11 below. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the registered holder actually receives notice. An affidavit of the secretary or assistant secretary of the Company that notice of redemption has been sent in accordance with this Section 10 shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          (c)   The notice of redemption shall specify the redemption price and the redemption date, which shall be thirty (30) calendar days following the date the notice of redemption is sent, and the place where the Warrant shall be surrendered for redemption and the redemption price will be paid. The notice shall also specify that the right to exercise the Warrants shall terminate at 5:00 p.m. Eastern Time on the business day immediately prior to the date fixed for redemption.

        11.   Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the address set forth in the Purchase Agreement, or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

        12.   Miscellaneous.

          (a)   Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date set forth below. This Warrant shall constitute a contract under the laws of the State of Delaware and for all purposes shall be construed in accordance with and governed by the laws of said state.

          (b)   Restrictions. The Holder acknowledges that the Shares acquired upon the exercise of this Warrant may have restrictions upon its resale imposed by state and federal securities laws.

          (c)   Waivers and Amendments. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. This Warrant shall be binding upon any successors or assigns of the Company.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: December 5, 2003.

PHYSIOMETRIX, INC.
(Signature)
(Print Name)
(Title)

NOTICE OF EXERCISE

TO:
Physiometrix, Inc.
Five Billerica Park
101 Billerica Ave.
N. Billerica, MA 01862
Attn: Secretary

        1.     The undersigned hereby elects to purchase                        shares of the                        (the "Shares") of Physiometrix, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

        2.     Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name)
(Address)
(Address)

        3.     The undersigned confirms that (i) the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or selling the Shares, and (ii) the acquisition of such Shares will not cause the undersigned to become the "beneficial owner" (as such term is defined in Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended) of more than 20% of the outstanding capital stock or voting securities of the Company.

(Date)	(Signature)
(Print Name)

NOTICE OF CONVERSION

TO:
Physiometrix, Inc.
Five Billerica Park
101 Billerica Ave.
N. Billerica, MA 01862
Attn: Secretary

        1.     The undersigned hereby elects to convert the attached Warrant into such number of shares of                        of Physiometrix, Inc. (the "Shares") as is determined pursuant to Section 2 of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

        2.     Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name)
(Address)
(Address)

        3.     The undersigned represents that (i) the Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, and (ii) the acquisition of such Shares will not cause the undersigned to become the "beneficial owner" (as such term is defined in Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended) of more than 20% of the outstanding capital stock or voting securities of the Company.

(Date)	(Signature)
(Print Name)

QuickLinks

  EXHIBIT 4.2
PHYSIOMETRIX, INC. STOCK PURCHASE WARRANT